Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of Currenc Group Inc. of our report dated April 14, 2025, relating to the consolidated financial statements of Currenc Group Inc. and Subsidiaries as of and for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/S/ MRI Moores Rowland LLP

Singapore

July 28, 2025

MRI Moores Rowland LLP (T14LL1146H)

72 Anson Road #07-04 Anson House, Singapore 079911

Web www.mooresrowland.sg Tel + 65 6221 6116

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